UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 21, 2004

Date of Report (date of earliest event reported)

Modern Technology Corp.

(Exact name of Registrant as specified in its charter)

Nevada	002-80891	11-2620387
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1237 State Road 30, ETTA, MS 38627
(Address of principal executive offices)

(662) 236-5928
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

 Item 4.    Changes in Certifying Accountant

1) On July 21, 2004, Registrant dismissed its principal accountant, Baum & Company, PA. The stated reason was that the Company was re-engaging the former independent auditor of the company.

i) The reports prepared by Baum & Company, PA. on the financial statements of the Company have not contained any adverse opinion or disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles.

ii) The decision to change accountants was approved and recommend by the Board of Directors.

iii) During the interim period May 3rd, 2004 through July 21, 2004, there were no disagreements with Baum & Company, PA. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Baum & Company, PA, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

2)  On July 21, 2004, Registrant retained Greenberg & Company, LLC, as its new principal accountant.

i) Prior to retaining Greenberg & Company, LLC, Registrant did not consult Greenberg & Company, LLC regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and neither a written report was provided nor oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issues.

ii) Registrant did not contact Greenberg & Company, LLC prior to engaging them on any matter that was either the subject of a disagreement or a reportable event.

3)      Registrant has provided Baum & Company, PA. with a copy of the disclosures it is making herein prior to or on the date of filing with the Commissions, and requested Baum & Company, PA. to furnish the Registrant with a letter, addressed to the Commission, stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree.  A copy of the letter addressed to the Commission from Baum and Company, PA. is attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modern Technology Corp.
Date: July 21, 2004
	By:	/s/ Anthony K. Welch
Anthony K. Welch Chairman of the Board Chief Executive Officer

Securities and Exchange Commission

450 5 th Street, N.W.

Washington, DC 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Modern Technology Corp. dated July 21, 2004.

Baum & Company, PA.

Coral Springs, FL

July 21, 2004